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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Butterfield & Butterfield, Auctioneers Corp.
San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated April 10, 1998, except for Note 1 which is as of _________, 1999, relating to the consolidated financial statements of Butterfield & Butterfield, Auctioneers Corp. and subsidiary which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/ BDO SEIDMAN, LLP

San Francisco, California
February 11, 1999